Exhibit 99.1

Press Release

For Immediate Release

Guaranty Bancshares, Inc.

Declares Quarterly Cash Dividend

Addison, Texas – June 20, 2025 / Business Wire / – The Board of Directors of Guaranty Bancshares, Inc. (NYSE: GNTY), the parent company of Guaranty Bank & Trust, N.A., declared a quarterly cash dividend on Wednesday in the amount of $0.25 per share of common stock. The dividend will be paid on July 9, 2025, to stockholders of record as of the close of business on June 30, 2025.

About Guaranty Bancshares

Guaranty Bancshares, Inc. is the parent company for Guaranty Bank & Trust, N.A. and has 33 banking locations across 26 Texas communities located within the East Texas, Dallas/Fort Worth, Houston and Central Texas regions of the state. As of March 31, 2025, Guaranty Bancshares, Inc. had total assets of $3.2 billion, total loans of $2.1 billion and total deposits of $2.7 billion. Visit www.gnty.com for more information.

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Contact Information:

Shalene Jacobson

Executive Vice President & Chief Financial Officer

Guaranty Bancshares, Inc.

(888) 572-9881

investors@gnty.com